Exhibit 99.1
News Release
Contact: Roy C. Thygesen, Chief Executive Officer
   (815) 725-0123
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Announces Rescission of Board Resolution

Joliet, Illinois, November 22, 2013 - First Community Financial Partners, Inc. (OTCBB: FCMP, “First Community” or the “Company”), the holding company for First Community Financial Bank (the “Bank”), announced today that the Board of Directors of the Company has rescinded a board resolution dated October 19, 2011, which required the Company to obtain the written approval of the Federal Reserve Bank of Chicago (the “Federal Reserve”) prior to: (1) the declaration or payment of corporate dividends; (2) any increase in debt; or (3) the redemption of Company stock. The Federal Reserve notified the Company on November 14, 2013 it had no objections to the Company rescinding the board resolution.

“This action reflects the continuing improvement in the financial condition of the Company,” said Roy C. Thygesen, Chief Executive Officer.  “The merger of our subsidiary banks and subsequent lifting of the Bank’s Memoranda of Understanding in August of this year further demonstrate the steps management has taken to improve the asset quality and efficiencies of the Company. The Board recognized this and believed the board resolution adopted on October 19, 2011 was no longer warranted.”

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the OTC Bulletin Board (OTCBB: FCMP). First Community Financial Partners, Inc. has one bank subsidiary, First Community Financial Bank.

About First Community Financial Bank: First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, Inc., with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service through experienced local professionals.

Special Note Concerning Forward-Looking Statements
---------------------------------------------------------------------
Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of First Community and its wholly owned bank subsidiary to realize the synergies from the recent merger of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with the First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 15, 2013.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.